The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286




May 15, 2006




Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing ten Ordinary Shares of Corus
Group plc (Form F-6 File No 333-25214)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the par value change from 10 pence each to 50 pence each of Corus Group plc and ratio change of Corus
Group plc American Depositary Shares (ADSs) from one ADS representing 10 Corus Group plc
Ordinary Shares to one ADS equals two Corus
Group plc Ordinary Shares, effective May 15,
2006.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the par value revised to 50 pence per Ordinary Share and the ADS to Ordinary
Share ratio revised to one ADS equals two
Ordinary Shares of Corus Group plc.

The Prospectus has been revised to reflect the new par value and ratio change by addition of the following notation:

Effective May 15, 2006, the ratio will be 1
ADR equals 2 Ordinary Shares of Par
Value 50 pence each.

Please contact me with any questions or
comments at 212 815-4244.



cc:    Paul Dudek, Esq.
         (Office of International Corporate
Finance)